UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549




                                       FORM 8-K


                                    CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


          Date of Report
          (Date of earliest event reported):       August 28, 1995


                                SPS TECHNOLOGIES, INC.
               (Exact name of Registrant as specified in its charter)


          Pennsylvania               1-4416               23-1116110
          (State or other         (Commission          (I.R.S. Employer
          jurisdiction of         File Number)         Identification No.)
          incorporation)


          101 Greenwood Avenue, Suite 470
          Jenkintown, Pennsylvania                            19046
          (Address of principal executive offices)          (Zip Code)


          Registrant's telephone number, including area code:(215) 517-2000








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                       SPS TECHNOLOGIES, INC. AND SUBSIDIARIES






          Item 2.  Acquisition of a Business

          (a) On August 16, 1995 SPS Technologies, Inc. (the Company) received the regulatory approvals in Brazil to acquire approximately 48 percent of the outstanding stock of Metalac S.A. Industria e Comercio (Metalac) located in Sao Paulo, Brazil from two Metalac directors (Julio Milko and Leo Francisco Braun), their relatives and three Brazilian companies controlled by the two Metalac directors. Metalac is a public corporation, its shares being quoted on the Sao Paulo and Rio de Janeiro stock exchanges. With this acquisition, the Company has increased its ownership to approximately 95 percent and intends to make a public tender offer for the remaining 5 percent of the outstanding shares. The Company completed the acquisition on August 16, 1995 under the terms of a Stock Purchase Agreement dated May 24, 1995. The Company paid $4 million in cash from current cash reserves and issued 141,666 shares of the Company's common stock (approximate market value on August 16, 1995 of $5.7 million) to acquire the Metalac stock. The Stock Purchase Agreement also contains additional payments contingent on the future earnings performance of Metalac. In addition, the Company has entered into a non-competition agreement with the principals.

               The acquisition has been accounted for as a purchase and, accordingly, Metalac's net assets and results of operations will be included in the Company's consolidated financial statements beginning August 16, 1995. As a result of the acquisition, net assets acquired were recorded at fair value on August 16, 1995 and no excess cost over the fair value of the net assets acquired was realized.

          (b) Metalac manufactures socket screws for general industrial use, which are sold through distributors, and high-performance engineered fasteners sold directly to original equipment manufacturers for critical automotive applications. The Company intends for Metalac to continue to use its assets in its current business.

          Item 7.  Financial Statements, Pro Forma Information and Exhibits

          (a)  Financial Statements of Business Acquired

               The Company will provide financial statements of Metalac for the years ended December 31, 1994 and 1993 and for the six month period ended June 30, 1995 on Amendment Number 1 to this Form 8-K on or before October 20, 1995 (sixty days after this report on Form 8-K must be filed).

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                       SPS TECHNOLOGIES, INC. AND SUBSIDIARIES





          Item 7. Financial Statements, Pro Forma Information and Exhibits (continued)

          (b)  Pro Forma Financial Information

               Pro forma financial statements of the Company as if the acquisition of Metalac had occurred at the beginning of the latest fiscal year (January 1, 1995) will be provided on Amendment Number 1 to this Form 8-K on or before October 20, 1995 (sixty days after this report on Form 8-K must be filed). The Company will provide a pro forma condensed balance sheet as of June 30, 1995, a pro forma condensed combined statement of consolidated operations for the six months ended June 30, 1995 and a pro forma condensed combined statement of consolidated operations for the year ended December 31, 1994.

          (c)  Exhibits

               2a Stock Purchase Agreement with respect to Metalac S.A. Industria e Comercio dated May 24, 1995


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                       SPS TECHNOLOGIES, INC. AND SUBSIDIARIES





                                      SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        SPS TECHNOLOGIES, INC.
                                             (Registrant)




                                        /s/ William M. Shockley
                                        William M. Shockley
                                        Vice President, Chief
                                        Financial Officer and
                                        Controller



          Date:    August 24, 1995



          Mr. Shockley is signing on behalf of the registrant and as the Chief Financial Officer of the registrant.





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                       SPS TECHNOLOGIES, INC. AND SUBSIDIARIES





                                    EXHIBIT INDEX




          Exhibit 2a - Stock Purchase Agreement with respect to
                       Metalac S.A. Industria e Comercio dated
                       May 24, 1995



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